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                                                                    EXHIBIT 3(I)
                        PRINCIPAL UNDERWRITER'S AGREEMENT

                         FIRST SAFECO SEPARATE ACCOUNT S



         This Agreement is made and entered into as of the 1st day of February, 1997 between First SAFECO National Life Insurance Company of New York ("First SAFECO") on behalf of First SAFECO Separate Account S ("Separate AccountS) and SAFECO Securities, Inc., a corporation registered as a broker-dealer with the Securities and Exchange Commission (SEC)and National Association of Securities Dealers, Inc. ("PRINCIPAL UNDERWRITER").

         WHEREAS, First SAFECO is a life insurance company licensed to sell various life insurance and annuity contracts (the "Policies"); and

         WHEREAS, First SAFECO proposes to issue and sell the Policies to the public through PRINCIPAL UNDERWRITER:

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. First SAFECO is a life insurance company licensed to offer and sell the Policies. First SAFECO proposes to issue and sell the Policies to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide principal underwriting services subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statements and the prospectuses hereinafter mentioned. Such Policies will be issued by First SAFECO through the Separate Account.

         2.       First SAFECO grants PRINCIPAL UNDERWRITER the exclusive
right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933, as amended (1933 Act)
and the Investment Company Act of 1940, as amended (1940 Act) and the provisions of the Securities Exchange Act of 1934, as amended (1934 Act) to be the principal underwriter of the Policies issued through the Separate Account. PRINCIPAL UNDERWRITER will offer and sell the Policies under such terms as set by First SAFECO and will make such sale to purchasers permitted to buy such Policies as specified in the prospectuses.
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Principal Underwriter's Agreement
February 1, 1997
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         3.       PRINCIPAL UNDERWRITER agrees that it shall undertake to
perform all duties and functions which are necessary and proper for the distribution of the Policies.

         4. (a) All sales literature and advertisements relating to First SAFECO and the Separate Account used by PRINCIPAL UNDERWRITER shall be subject to approval by First SAFECO. First SAFECO authorizes PRINCIPAL UNDERWRITER, in connection with the sale or arranging for the sale of the Policies, to provide only such information and to make only such statements or representations as are contained in the then-current prospectus and statement of additional information for the Separate Account or in sales literature or advertisements approved by First SAFECO or in such financial and other statements which are furnished to the PRINCIPAL UNDERWRITER pursuant to the next paragraph. First SAFECO shall not be responsible in any way for any information provided or statements or representations made by PRINCIPAL UNDERWRITER or its representatives or agents other than the information, statements and representations described in the preceding sentence. PRINCIPAL UNDERWRITER shall review all materials submitted to it that describe First SAFECO or the Policies. PRINCIPAL UNDERWRITER shall not be responsible for any information provided or statements or representations made by persons or entities other than PRINCIPAL UNDERWRITER's representatives or agents.

                  (b) First SAFECO shall keep PRINCIPAL UNDERWRITER fully informed with regard to its affairs, shall furnish PRINCIPAL UNDERWRITER with a copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of PRINCIPAL UNDERWRITER to sell the Policies and in the performance by PRINCIPAL UNDERWRITER of all its duties under this Agreement.

         5.       (a)     First SAFECO will pay or cause to be paid:

                          (1) registration fees for registering the Separate Account under the 1933 Act;

                          (2) the expenses, including counsel fees, of preparing registration statements and such other documents as First SAFECO believes are necessary for registering the Separate
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Principal Underwriter's Agreement
February 1, 1997
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                                  Account with the SEC and such states as are
                                  deemed necessary or appropriate;

                          (3) expenses incident to preparing amendments to the Separate Account's registration statement under 1933 Act and the 1940 Act;

                          (4) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the applicants for the Policies;

                          (5) expenses incident to the issuance of the Policies; and

                          (6) expenses incident to the preparation and mailing of notices, reports and proxy solicitation material to its Policyholders.

                  (b) PRINCIPAL UNDERWRITER shall be compensated for its distribution services in such amount as to meet all of its obligations to selling broker-dealers with respect to all premium payments for the Policies accepted by First SAFECO on the Policies covered by this Agreement.

         6. (a) First SAFECO shall maintain a currently effective registration statement with respect to the Separate Account and the Policies offered through the Separate Account on the appropriate SEC form and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rules and regulations of the SEC thereunder.

            (b) First SAFECO represents and warrants that the registration statements, post-effective amendments, prospectuses and statements of additional information with respect to the Separate Account and the Policies (excluding statements based upon written information furnished by PRINCIPAL UNDERWRITER expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to PRINCIPAL UNDERWRITER, pursuant to
Section 4 (b) hereof, shall be true and correct in all material respects.

         7. It is understood that officers, agents and shareholders of First SAFECO are or may be interested in PRINCIPAL UNDERWRITER
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Principal Underwriter's Agreement
February 1, 1997
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as directors, officers, shareholders, or otherwise; that directors, officers, agents and shareholders of PRINCIPAL UNDERWRITER are or may be interested in First SAFECO as officers, shareholders or otherwise; that PRINCIPAL UNDERWRITER may be interested in First SAFECO as a shareholder or otherwise; and that the existence of any such dual interest shall not affect the validity this Agreement or of any transactions contemplated hereunder except as otherwise provided by specific provisions or applicable law.

         8. The parties contemplate that PRINCIPAL UNDERWRITER will enter into dealer agreements with registered and qualified securities dealers for the sale of the Policies. The form of any such dealer agreement shall be mutually agreed upon and approved by First SAFECO and the PRINCIPAL UNDERWRITER.

         9. PRINCIPAL UNDERWRITER is an independent contractor and shall be First SAFECO's agent only in respect to the sale and of the Policies.

         10. The services of PRINCIPAL UNDERWRITER to First SAFECO under this Agreement are not to be deemed exclusive, and the PRINCIPAL UNDERWRITER shall be free to render similar services or other services to others so long as its obligations hereunder are not impaired thereby.

         11. This Agreement is terminable on not less than 60 days' notice to the other party and will be terminated upon the mutual written consent of PRINCIPAL UNDERWRITER and First SAFECO. This Agreement will also automatically and immediately terminate in the event of its assignment.

         12. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of PRINCIPAL UNDERWRITER (and its officers, directors, agents, employees, controlling persons and any other person or entity affiliated with PRINCIPAL UNDERWRITER or retained by it to perform or assist in the performance of its obligations under this Agreement), PRINCIPAL UNDERWRITER shall not be subject to liability to First SAFECO or for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates.
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Principal Underwriter's Agreement
February 1, 1997
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         13. Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as set forth below:

             If to First SAFECO:             President
                                             First SAFECO National Life
                                             Insurance Company of New York
                                             Collamer Office Building
                                             6700 Old Collamer Road
                                             E. Syracuse, NY 13057

             If to PRINCIPAL UNDERWRITER:    President
                                             SAFECO Securities, Inc.
                                             SAFECO Plaza
                                             Seattle, WA 98115


         14. This Agreement embodies the entire Agreement between PRINCIPAL UNDERWRITER and First SAFECO with respect to the principal underwriting services to be provided by PRINCIPAL UNDERWRITER to First SAFECO and the Separate Account and supersedes any prior written or oral agreement between the parties. The parties acknowledge that certain administrative responsibilities and obligations in connection with the offer and sale of the Policies are stated in the Broker-Dealer Agreement by and among First SAFECO, PRINCIPAL UNDERWRITER, PNMR Securities, Inc. and SAFECO Corporation dated February 1, 1997. In the event that either party should be required to take legal action in order to enforce its rights under this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party costs and reasonable attorneys' fees.

         15. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. PRINCIPAL UNDERWRITER acknowledges that the rights and obligations of the Separate Account are separate and distinct from those of First SAFECO and any and all of First SAFECO's other separate accounts.

         16.      This Agreement shall be construed in accordance with
and governed by the laws of the State of Washington.
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Principal Underwriter's Agreement
February 1, 1997
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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers as of the day and year first above written.



FIRST SAFECO NATIONAL LIFE
INSURANCE COMPANY OF NEW YORK                  SAFECO SECURITIES, INC.

By___________________________                  By_______________________

Its__________________________                  Its______________________